Exhibit 99.1

TeleTech Secures a $900 Million, Five-Year Credit Facility

With an Accordion Feature to Increase up to $1.2 Billion

Provides Increased Financial Capacity and Flexibility to Support

TeleTech’s Long-term Growth and Investment Goals

Denver, Colo., February 16, 2016 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of customer experience, engagement and growth solutions, announced today that it has amended its credit facility. The financing arrangement represents a $900 million, five-year, multi-currency revolving credit facility with an accordion feature that permits, under certain conditions, an increase in total commitments up to $1.2 billion. The credit facility will provide TeleTech with increased financial flexibility to support working capital, growth-oriented investments, including strategic acquisitions, along with discretionary capital distributions.

“We are pleased with the outcome of our credit facility refinancing. It complements our strong cash flows and balance sheet in pursuing long-term, value-creating opportunities,” commented Regina Paolillo, chief financial and administrative officer of TeleTech. “The terms of the credit facility also achieved our primary objectives of increasing the commitment amount, extending the term, improving the pricing, and structurally expanding our financial flexibility.”

Wells Fargo Securities, LLC, Bank of America Merrill Lynch, BBVA Compass, HSBC Bank USA, N.A., Bank of the West, and KeyBank N.A. served as Joint Lead Arrangers for the credit facility, and U.S. Bank, N.A. served as a Documentation Agent. Paul Miller, senior vice president, treasurer and head of investor relations of TeleTech, stated: “We appreciate the leadership and execution of our lead banks and overall support from our syndicate of relationship banks. The beneficial terms of the financing demonstrate that our lenders are comfortable with TeleTech’s financial strength and confident in our strategy and growth prospects.”

The amended five-year credit facility will expire in February 2021, replacing TeleTech’s current credit facility that was due to expire in June 2018.

ABOUT TELETECH

TeleTech (NASDAQ: TTEC) is a leading global provider of customer experience, engagement and growth solutions. Founded in 1982, the Company helps its clients acquire, retain and grow profitable customer relationships. Using customer-centric strategy, technology, processes and operations, TeleTech partners with business leadership across marketing, sales and customer care to design and deliver a simple, more human customer experience across every interaction channel. Servicing over 80 countries, TeleTech’s 41,000 employees live by a set of customer-focused values that guide relationships with clients, their

Investor Contact	Media Contact
Paul Miller	Elizabeth Grice
303.397.8641	303.397.8507

customers, and each other. To learn more about how TeleTech is bringing humanity to the customer experience, visit TeleTech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the US Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q. TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov.  Our forward looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.

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